                                 SCHEDULE 14A
                                 ------------
                                (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                           SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the registrant     { X }
Filed by a party other than the registrant     {   }
Check the appropriate box:
          {   }  Preliminary proxy statement
          { X }  Definitive proxy statement
          {   }  Definitive additional materials
          {   }  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                                EMC CORPORATION
- --------------------------------------------------------------------------------
                  (Name of Registrant as Specified in Its Charter)

                                EMC CORPORATION
- --------------------------------------------------------------------------------
                  (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the Appropriate Box):
          { X }  $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-
                 6(i)(2)
          {   }  $500 per each party to the controversy pursuant to Exchange Act
                 Rule 14a-6(i)(3).
          {   }  Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
                 and 0-11.

          (1)  Title of each class of securities to which transaction applies:

________________________________________________________________________________

          (2)  Aggregate number of securities to which transactions applies:

________________________________________________________________________________

          (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11/1/

________________________________________________________________________________

          (4)  Proposed maximum aggregate value of transaction:

________________________________________________________________________________

          {   }  Check box if any part of the fee is offset as provided by
Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

          (1)  Amount previously paid:

________________________________________________________________________________

          (2)  Form, schedule or registration statement no.:

________________________________________________________________________________

          (3)  Filing party:

________________________________________________________________________________

          (4)  Date filed:

________________________________________________________________________________


_________________________________
/1/ Set forth the amount on which the filing fee is calculated and state how it was determined.

                    [LOGO OF EMC CORPORATION APPEARS HERE]

                                                                  April 5, 1996

Dear Stockholder:

  We cordially invite you to attend our 1996 Annual Meeting, which will be held on Wednesday, May 8, 1996, at 10:00 a.m. at the Company's facility at 5-9 Technology Drive, Milford, Massachusetts. At this meeting you are being asked to elect three Class III members to the Board of Directors for a three-year term, to approve the addition of 1,000,000 shares of common stock to the 1989 Employee Stock Purchase Plan and to approve amendments to the 1992 Stock Option Plan for Directors.

  Your Board of Directors recommends that you vote in favor of each of these proposals. You should read with care the attached Proxy Statement, which contains detailed information about these proposals.

  Your vote is important regardless of the number of shares you own. Accordingly, we urge you to complete, sign, date and return your Proxy card promptly in the enclosed postage-paid envelope. The fact that you have returned your Proxy in advance will in no way affect your right to vote in person should you attend the meeting. However, by signing and returning the Proxy, you have assured representation of your shares.

  Following completion of the scheduled business, we will report on the Company's operations and plans and answer questions from the floor. We hope that you will be able to join us on May 8th.

                                              Very truly yours,

                                                  (ART)

                                              RICHARD J. EGAN
                                              Chairman of the Board

                                EMC CORPORATION

                 NOTICE OF THE ANNUAL MEETING OF STOCKHOLDERS

                                  MAY 8, 1996

To the Stockholders:

  Notice is hereby given that the Annual Meeting of Stockholders of EMC Corporation, a Massachusetts corporation ("EMC" or the "Company"), will be held at the Company's facility at 5-9 Technology Drive, Milford, Massachusetts, on Wednesday, May 8, 1996, at 10:00 a.m. for the following purposes:

    1. To elect three members to the Board of Directors to serve for a three-year term as Class III Directors.

    2. To amend the Company's 1989 Employee Stock Purchase Plan to increase the number of shares available for grant under the plan to 4,900,000 shares from 3,900,000 shares.

    3. To amend the Company's 1992 Stock Option Plan for Directors to provide that newly granted formula options will vest over three years instead of five years and to allow for the granting of discretionary, non-formula based options.

    4. To transact any and all other business that may properly come before the meeting or any adjournments thereof.

  All stockholders of record at the close of business on March 29, 1996 are entitled to notice of and to vote at this meeting and any adjournments thereof.

  Stockholders are requested to sign and date the enclosed Proxy and return it in the enclosed envelope. The envelope requires no postage if mailed in the United States.

  EMC's 1995 Annual Report to Stockholders and Annual Report on Form 10-K for 1995 are enclosed herewith.

                                              By order of the Board of
                                              Directors

                                              DAVID B. WALEK, Clerk

April 5, 1996

                                EMC CORPORATION

                                PROXY STATEMENT

                               ----------------

                INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL.

  This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of EMC Corporation, a Massachusetts corporation ("EMC" or the "Company"), for the Annual Meeting of Stockholders of EMC to be held May 8, 1996, and any adjournments thereof, for the purposes set forth in the Notice of the Annual Meeting. EMC was incorporated in 1979, and its principal executive offices are located at 171 South Street, Hopkinton, Massachusetts 01748. This Proxy Statement is first being distributed to stockholders on or about April 5, 1996.

  All per share amounts of the common stock, $.01 par value (the "Common Stock"), of the Company noted in this Proxy Statement have been adjusted to give effect to all stock splits.

VOTING RIGHTS AND OUTSTANDING SHARES.

  As of March 29, 1996, EMC had outstanding 230,747,504 shares of Common Stock. Each share of Common Stock entitles the holder of record thereof at the close of business on March 29, 1996 to one vote on each of the matters to be voted upon at the meeting.

  The expenses of preparing, printing and assembling the materials used in the solicitation of proxies will be borne by EMC. In addition to the solicitation of proxies by use of the mails, EMC may utilize the services of certain of its officers and employees (who will receive no compensation therefor in addition to their regular salaries) to solicit proxies personally and by mail, telephone and telegraph from brokerage houses and other stockholders. Also, the Company has retained D.F. King & Co., Inc. to aid in the solicitation of proxies. D.F. King & Co., Inc. will receive a fee and reimbursement of expenses estimated not to exceed $10,000 in the aggregate, all of which will be paid by the Company.

  If the enclosed form of Proxy is properly signed and returned, the shares represented thereby will be voted. If the stockholder specifies in the Proxy how the shares are to be voted, they will be voted as specified. If the stockholder does not specify how the shares are to be voted, they will be voted in favor of electing as Class III Directors, the three persons listed under "Election of Directors" to serve until their successors are elected and qualified and in favor of each of the additional items set forth in the accompanying Notice of the Annual Meeting. Should any person so named be unable or unwilling to serve as director, the persons named in the enclosed form of Proxy for the Annual Meeting intend to vote for such other person as management may recommend. Any stockholder has the right to revoke his or her Proxy at any time before it is voted by attending the meeting and voting in person or filing with the Clerk of the Company either a written instrument revoking the Proxy or another newly executed proxy bearing a later date.

  An automated system administered by the Company's transfer agent tabulates all votes cast at the Annual Meeting. Abstentions and broker non-votes are each included in the determination of the number of shares present and voting for purposes of determining the presence of a quorum. Each is tabulated separately. If a quorum is present, the three nominees who receive the greatest number of votes properly cast will be elected as Class III Directors. Neither abstentions nor broker non-votes will have any effect upon the outcome of voting with respect to the election of directors. A broker non-vote will have no effect upon the outcome of voting on Proposals 2 or 3. However, an abstention will have the same effect as a vote against Proposals 2 and 3.

  As of the date hereof, management of EMC has no knowledge of any business other than that described in the Notice of the Annual Meeting that will be presented for consideration at such meeting. If any other business should come before such meeting, the persons appointed by the enclosed form of Proxy shall have discretionary authority to vote all such Proxies as they shall decide.

                                  PROPOSAL 1

                             ELECTION OF DIRECTORS

  Pursuant to Section 50A of Chapter 156B of the Massachusetts General Laws, the Board of Directors is currently divided into three classes, having staggered terms of three years each after an initial transition period. Under
Section 50A and the By-laws of the Company, the Board of Directors may determine the total number of directors and the number of directors to be elected at any Annual Meeting of Stockholders or Special Meeting in lieu thereof. The Board of Directors has fixed at eight the total number of directors and has fixed at three the number of directors to be elected at the 1996 Annual Meeting. Of the current total of eight directors, three Class III Directors have terms expiring at the 1996 Annual Meeting, two Class I Directors have terms expiring at the 1997 Annual Meeting and three Class II Directors have terms expiring at the 1998 Annual Meeting. The three directors whose terms expire at the 1996 Annual Meeting have been nominated by the Board of Directors for election at such meeting. All of the nominees for director are now Class III members of the Board of Directors. Each Class III Director elected at the 1996 Annual Meeting will serve until the 1999 Annual Meeting of Stockholders or Special Meeting in lieu thereof, and until that director's successor is elected and qualified.

INFORMATION WITH RESPECT TO NOMINEES.

  Set forth below is information with respect to each nominee for Class III Director to be elected at the Annual Meeting and for each Class I Director and Class II Director. All of the directors were previously elected by the stockholders.

       NOMINEES TO SERVE AS DIRECTORS FOR A THREE-YEAR TERM EXPIRING AT
                 THE 1999 ANNUAL MEETING (CLASS III DIRECTORS)

MICHAEL J. CRONIN

  Mr. Cronin, age 57, has been a Director of the Company since May 1990. He has been Chief Executive Officer of Cognition Corporation, a CAD/CAM software supplier, from September 1987 to the present. Mr. Cronin is also Chairman of the Board of Cognition Corporation. He was Chief Executive Officer and President of Automatix, Inc., an industrial vision systems manufacturer, from June 1984 to September 1990. He is also a Director of Leeman Labs, Inc., a manufacturer of analytical instruments for the environmental and industrial markets. Mr. Cronin is a member of the Audit Committee, the Executive Compensation and Stock Option Committee and the Mergers and Acquisitions Committee of EMC.

MAUREEN E. EGAN

  Mrs. Egan, age 58, has been a Director of the Company since March 1993. She was one of the Company's initial investors and its first employee. Mrs. Egan was employed in a number of administrative capacities from the Company's inception in 1979 until her retirement in 1985. Mrs. Egan is a founder and member of the Hopkinton Technology for Education Trust, a non-profit organization in Hopkinton, Massachusetts.

W. PAUL FITZGERALD

  Mr. Fitzgerald, age 55, has been a Director of the Company since March 1991. From January 1988 to March 1995, he was Senior Vice President, Finance and Administration and Chief Financial Officer of EMC. From October 1991 to March 1995, Mr. Fitzgerald was Treasurer of the Company. From January 1985 to January 1988, he was Vice President, Finance of EMC. Mr. Fitzgerald retired as an employee of the Company effective October 20, 1995. Mr. Fitzgerald is a member of the Audit Committee and the Stock Repurchase Oversight Committee of EMC.

                   DIRECTORS SERVING A TERM EXPIRING AT THE
                    1997 ANNUAL MEETING (CLASS I DIRECTORS)

RICHARD J. EGAN

  Mr. Egan, age 60, is a founder of the Company and has served as a Director since the Company's inception in 1979. He was elected Chairman of the Board in January 1988. Prior to January 1988, he was also President of EMC. From 1979 to January 1992 he was Chief Executive Officer of the Company. He is also a Director of Cognition Corporation, a CAD/CAM software supplier. Mr. Egan is a member of the Executive Compensation and Stock Option Committee, the Mergers and Acquisitions Committee and the Stock Repurchase Oversight Committee of EMC.

JOHN F. CUNNINGHAM

  Mr. Cunningham, age 53, has been a Director of the Company since November 1991. He was a consultant to the Company from January 1992 to December 1993. He has been Chairman and Chief Executive Officer of Cunningham & Company, a corporation involved in private investments and financial consulting, from February 1989 to the present. From July 1985 to January 1989, he was Chairman of the Board and Chief Executive Officer of Computer Consoles, Inc., a manufacturer of computers and telecommunications equipment. Prior to such time, Mr. Cunningham served in various capacities at Wang Laboratories, Inc., a manufacturer of computers, most recently as President and Chief Operating Officer and a Director. He is also a Director of Computervision Corporation, a CAD/CAM software company. Mr. Cunningham is a member of the Executive Compensation and Stock Option Committee, the Mergers and Acquisitions Committee and the Stock Repurchase Oversight Committee of EMC.

                   DIRECTORS SERVING A TERM EXPIRING AT THE
                   1998 ANNUAL MEETING (CLASS II DIRECTORS)

JOHN R. EGAN

  Mr. Egan, age 38, became Executive Vice President, Sales and Marketing of EMC in January 1992 and was elected a Director in May 1992. From October 1986 to January 1992, he served in a number of executive positions with the Company including Executive Vice President, Operations and Executive Vice President, International Sales.

JOSEPH F. OLIVERI

  Mr. Oliveri, age 47, has been a Director of the Company since March 1993. From March 1983 to the present, Mr. Oliveri has been President and Chief Executive Officer of Interface Electronics Corporation, a distributor of a diversified group of semiconductor, electronic component and subsystem component products. Mr. Oliveri is a member of the Audit Committee and the Mergers and Acquisitions Committee of EMC.

MICHAEL C. RUETTGERS

  Mr. Ruettgers, age 53, has been President of the Company since October 1989 and in January 1992 he also became Chief Executive Officer of EMC. In May 1992, he was elected a Director of the Company. Mr. Ruettgers was Executive Vice President, Operations of EMC from July 1988 to October 1989 and Chief Operating Officer from October 1989 to January 1992. Before joining EMC, he was Chief Operating Officer at Technical Financial Services, Incorporated, a high-technology consulting company, from February 1987 to October 1989. He is also a Director of Cross Comm, Inc., a manufacturer of computer network products, and Commonwealth Energy Corp., a diversified energy company.

  During the fiscal year ended December 30, 1995, the EMC Board of Directors held seven meetings. Each incumbent director who is a nominee for election at the Annual Meeting attended all of the meetings of the Board of Directors and the committees of which he was a member in 1995.

  The Audit Committee, which held two meetings in 1995, reviews with management and the Company's independent public accountants the Company's financial statements, the accounting principles applied in their preparation, the scope of the audit, any comments made by the independent accountants upon the financial condition of the Company and its accounting controls and procedures, and such other matters as the committee deems appropriate.

  The Executive Compensation and Stock Option Committee, which held four meetings during 1995, reviews salary policies and compensation of executive officers, officers and other members of management and approves compensation plans. This committee also administers the Company's stock option plans and employee stock purchase plan.

  The Mergers and Acquisitions Committee reviews with management of EMC possible acquisitions of technologies, product lines or related businesses. This committee held no formal meetings in 1995 but did consult informally several times during 1995.

  The Stock Repurchase Oversight Committee, which was established on January 24, 1996, will oversee and review with management the Company's common stock repurchase program.

  The Board of Directors does not have a Nominating Committee.

  The Company compensates each director who is not an employee of the Company $10,000 per annum, $2,000 for each regularly scheduled director's meeting attended and $1,500 per annum for each committee on which they serve.

  On October 20, 1995, pursuant to the 1992 Stock Option Plan for Directors, the Executive Compensation and Stock Option Committee (the "Compensation Committee") granted options to purchase 40,000 shares of common stock to each of Messrs. Cronin and Fitzgerald, directors of the Company, at an exercise price of $6.81, equal to 50% of the fair market value of the Company's common stock on the date of grant.

                               ----------------

  Richard J. Egan, Chairman of the Board and a Director, is the husband of Maureen E. Egan, a Director of the Company. He also is the brother-in-law of
W. Paul Fitzgerald, a Director of the Company. W. Paul Fitzgerald is the brother of Maureen E. Egan. John R. Egan, Executive Vice President, Sales and Marketing and a Director of the Company is the son of Richard J. and Maureen
E. Egan.

                   SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                             OWNERS AND MANAGEMENT

  The following table sets forth certain information regarding the Company's Common Stock owned on March 15, 1996 (i) by each person who is known by the Company to own beneficially more than 5% of the Company's Common Stock, (ii) by each of the Company's directors and nominees for director owning Common Stock in the Company, (iii) by each of the executive officers named in the Summary Compensation Table on page 6, and (iv) by all directors and executive officers as a group.

                                            NUMBER OF SHARES
                                              BENEFICIALLY       PERCENT OF
NAME OF BENEFICIAL OWNER                        OWNED(1)     OUTSTANDING SHARES
- ------------------------                    ---------------- ------------------
Richard J. Egan(2).........................    11,671,080           5.1%
Maureen E. Egan*(3)........................         1,001            **
Michael J. Cronin*.........................             0            --
John F. Cunningham(4)......................        96,000            **
John R. Egan(5)............................       732,850            **
W. Paul Fitzgerald*........................       217,519            **
Raymond Fortune............................        15,000            **
Joseph F. Oliveri(6).......................        32,000            **
Michael C. Ruettgers(7)....................       371,605            **
Neal M. Waddington(8)......................        15,000            **
All directors and executive officers as a
 group (18 persons)(9).....................    13,340,959           5.8

- --------
 *  Nominee for director

**  Less than 1%

(1) Except as otherwise noted, all persons have sole voting and investment power with respect to their shares. All amounts shown in this column include shares obtainable upon exercise of stock options exercisable within 60 days from the date of this table.

(2) Excludes 733,851 shares held by Mr. Egan's wife, Maureen E. Egan, and John
    R. Egan, as to which Mr. Egan disclaims beneficial ownership.

(3) Excludes 12,403,930 shares held by Mrs. Egan's husband, Richard J. Egan, and John R. Egan, as to which Mrs. Egan disclaims beneficial ownership.

(4) Mr. Cunningham is deemed to own these shares by virtue of a currently exercisable option to purchase these shares.

(5) John R. Egan is deemed to own 370,200 of these shares by virtue of currently exercisable options to purchase these shares.

(6) Mr. Oliveri is deemed to own these shares by virtue of a currently exercisable option to purchase these shares.

(7) Excludes 3,900 shares owned by Mr. Ruettgers' children, as to which he disclaims beneficial ownership.

(8) Mr. Waddington is deemed to own these shares by virtue of currently exercisable options to purchase these shares. Mr. Waddington has resigned as an executive officer of the Company effective as of April 12, 1996.

(9) Includes 543,200 shares of Common Stock beneficially owned by all executive officers and directors as a group based upon stock options exercisable within 60 days from the date of this table. Excludes shares as to which the named individuals have disclaimed beneficial ownership as described above.

    The address of all persons listed above is c/o EMC Corporation, 171 South Street, Hopkinton, Massachusetts 01748.

                      COMPENSATION OF EXECUTIVE OFFICERS

  The following table discloses compensation received by the Company's Chief Executive Officer and the four remaining most highly paid executive officers for the three fiscal years ended December 30, 1995.

                          SUMMARY COMPENSATION TABLE

                                                                          LONG TERM
                                                                         COMPENSATION
                                            ANNUAL                       ------------
                                         COMPENSATION                       AWARDS
                         ----------------------------------------------- ------------
   NAME AND PRINCIPAL                                     OTHER ANNUAL                   ALL OTHER
        POSITION         YEAR    SALARY ($) BONUS ($)(1) COMPENSATION($) OPTIONS (#)  COMPENSATION($)
   ------------------    ----    ---------- ------------ --------------- ------------ ---------------
Michael C. Ruettgers.... 1995     276,700     366,120            --            --         2,000(2)
 President, Chief        1994     260,000     366,660            --            --         2,000(2)
 Executive Officer       1993     225,000     536,363            --            --         2,000(2)
  and Director
Richard J. Egan......... 1995     276,700     366,120            --            --       319,376(3)
 Chairman of the Board   1994     260,000     366,660            --            --       371,147(3)
 and Director            1993     225,000     536,363            --            --       278,971(3)
John R. Egan............ 1995     212,844     284,609            --            --         2,000(2)
 Executive Vice Presi-
  dent                   1994     200,000     266,425            --            --         2,000(2)
 Sales and Marketing and 1993     175,000     490,389            --            --         2,000(2)
 Director
Raymond Fortune......... 1995     190,192     217,450            --         56,250        2,000(2)
 Senior Vice President   1994(4)   73,231     122,102            --         75,000          500(2)
 International Sales     1993         --          --             --            --             --
Neal M. Waddington...... 1995     219,805     154,960      160,430(5)          --         2,000(2)
 Senior Vice President   1994(6)   33,528      40,000            --         75,000            --
 Enterprise Alliances    1993         --          --             --            --             --

- --------
(1) Includes performance bonuses and commissions accrued in year of service whether paid during year of service or in succeeding year.

(2) The amount noted was paid to such executive officer's account in the EMC 401K Plan.

(3) Includes the amount of $2,000 paid to Mr. Egan's account in the EMC 401K Plan. Also includes $317,376, $369,147 and $276,971, respectively, for 1995, 1994 and 1993, reflecting the present value of the economic benefit to Mr. Egan of the non-term portion of the premium advanced, on a non-interest bearing basis, by the Company during 1995, 1994 and 1993 ($829,568, $768,131 and $611,439, respectively) with respect to a split-dollar insurance agreement described below, based on the earliest possible date on which the Company may terminate the split dollar agreement and receive back all funds advanced, which is August 16, 2002. The Company did not pay any portion of the term life insurance portion of the premium in 1995, 1994 or 1993.

    In January 1993, the Company entered into a "split dollar" life insurance agreement with the Egan Family Irrevocable Insurance Trust, for the benefit of the Richard J. Egan family. Richard J. Egan is Chairman of the Board and Maureen E. Egan is a Director of the Company. Under the agreement, premiums equivalent, in general terms, to the aggregate annual increase in the cash value of the policies will be advanced by the Company to the Egan Family Irrevocable Insurance Trust and will be required to be repaid to the Company

    (without interest) upon death or at such time as the aggregate cash value of the fully funded policies equals the Company's total premium advances. All Company advances will be collateralized by the aggregate cash value of the policies. In 1995, the Company paid approximately $830,000 in premiums pursuant to this agreement.

(4) Mr. Fortune joined the Company on July 11, 1994.

(5) The amount noted was paid to Mr. Waddington to reimburse him for expenses associated with his relocation to Massachusetts.

(6) Mr. Waddington joined the Company on November 7, 1994.

                       OPTION GRANTS IN LAST FISCAL YEAR

  The following table provides information on option grants in fiscal 1995 to the named executive officers.

                         INDIVIDUAL GRANTS
                         ------------------
                                                                    POTENTIAL REALIZED
                                 PERCENT OF                          VALUE AT ASSUMED
                                   TOTAL                              ANNUAL RATES OF
                                  OPTIONS                               STOCK PRICE
                         OPTIONS GRANTED TO                          APPRECIATION FOR
                         GRANTED EMPLOYEES    EXERCISE                  OPTION TERM
                         IN 1995 IN FISCAL     PRICE     EXPIRATION -------------------
      NAME               (#) (1)  YEAR (2)  ($/SHARE)(3)    DATE     5% ($)   10% ($)
      ----               ------- ---------- ------------ ----------  ------  ----------
Michael C. Ruettgers....    --       --          --           --         --         --
Richard J. Egan.........    --       --          --           --         --         --
John R. Egan............    --       --          --           --         --         --
Raymond Fortune......... 56,250     2.13%      22.00      7/21/05    778,500  1,972,125
Neal M. Waddington......    --       --          --           --         --         --

- --------
(1) The options were granted under the 1993 Stock Option Plan, as amended (the "1993 Plan") and become exercisable in increments of 20% over a five-year period. The term of such option grant is ten years from the date of the grant, which was July 21, 1995.

(2) The Company granted options representing an aggregate of 2,643,224 shares to 1,021 employees of EMC and its subsidiaries in fiscal 1995 under the 1993 Plan.

(3) The closing price of the Common Stock on the New York Stock Exchange on the date of the grant to Mr. Fortune was $22.00 per share.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

  The following table provides information on option exercises in fiscal 1995 by the named executive officers and the value of such officers' unexercised options at December 30, 1995.

                                                      NUMBER OF UNEXERCISED     VALUE OF UNEXERCISED
                             SHARES                        OPTIONS AT           IN-THE-MONEY OPTIONS
                            ACQUIRED                   FISCAL YEAR END (#)    AT FISCAL YEAR END ($)(1)
                               ON         VALUE     ------------------------- -------------------------
          NAME            EXERCISE (#) REALIZED ($) EXERCISABLE UNEXERCISABLE EXERCISABLE UNEXERCISABLE
          ----            ------------ ------------ ----------- ------------- ----------- -------------
Michael C. Ruettgers(2).    300,876     $5,809,079        --       480,000           --    $ 6,695,040
Richard J. Egan.........        --             --         --           --            --            --
John R. Egan(2).........    240,000     $4,509,840    559,200      720,000    $7,901,578   $10,042,560
Raymond Fortune(3)......     15,000     $  129,375        --       116,250           --    $    30,000
Neal M. Waddington(3)...        --             --      15,000       60,000           --            --

- --------
(1) Fiscal year ended December 30, 1995. The closing price of the Common Stock on December 29, 1995 (the last trading day in 1995) on the New York Stock Exchange was $15.38 per share.

(2) These options were granted under the Company's 1985 Stock Option Plan (the "1985 Plan").

(3) These options were granted under the 1993 Plan.

                     1992 STOCK OPTION PLAN FOR DIRECTORS

  As of February 29, 1996, there were options to purchase 320,000 shares of Common Stock outstanding under the Company's 1992 Stock Option Plan for Directors (the "Directors Plan") and 1,320,000 shares remained available for future grant under the Directors Plan. A more detailed description of the Directors Plan is described below at "Approval of Amendments to the Company's 1992 Stock Option Plan for Directors."

  The following table shows certain information regarding options to purchase shares of Common Stock pursuant to the Directors Plan:

                                            NUMBER OF SHARES
                                           COVERED BY OPTIONS AVERAGE PER SHARE
                                              GRANTED FROM    EXERCISE PRICE OF
     NAME                                  1/1/93 TO 12/30/95   SUCH OPTIONS
     ----                                  ------------------ -----------------
Michael J. Cronin.........................       40,000             $6.81
Maureen E. Egan...........................          --                --
W. Paul Fitzgerald........................       40,000             $6.81
All current directors who are not
 executive officers as a group
 (5 persons)..............................      240,000             $7.77

  Notwithstanding anything to the contrary set forth in any of the Company's filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (the "Exchange Act") that might incorporate other filings with the Securities and Exchange Commission, including this Proxy Statement, in whole or in part, the following report and the Stock Price Performance Graph on page 13 shall not be incorporated by reference into any such filings.

                     REPORT OF THE EXECUTIVE COMPENSATION
                          AND STOCK OPTION COMMITTEE

  EMC's executive compensation program is directly linked to corporate performance and returns to stockholders. The Company has developed an overall compensation strategy that ties a significant portion of executive compensation to the Company's success in meeting one or more specified performance goals and to appreciation in the Company's market valuation. The overall objectives of this strategy are to attract and retain top-notch executive talent, to motivate these executives to achieve the goals inherent in the Company's business strategy, to link executive and stockholder interests through equity-based plans, and to provide a compensation program that recognizes individual contributions as well as overall business results.

  Each year the Compensation Committee conducts a full review of the Company's executive compensation program. This review often includes a comprehensive report from independent executive compensation consultants evaluating the effectiveness of the program and comparing the Company's executive compensation, corporate performance, stock price appreciation and total return to stockholders to a peer group of public high technology companies comparable to the Company. The Compensation Committee reviews the selection of peer companies used for compensation analysis. The companies in the peer group used for compensation analysis are generally not the same as those in the peer group index in the Performance Graph included in this Proxy Statement.

  The peer group in the Performance Graph is comprised of companies in the computer storage field. The Compensation Committee is of the opinion that EMC is generally not comparable to any of such companies and therefore uses other high technology companies for compensation analysis. The companies used for compensation analysis are generally other leading high technology companies which (i) compete with or are business partners with the Company in the marketplace; (ii) are comparable to the Company in terms of workforce size, product offerings or revenues; or (iii) compete with the Company for executive talent. The last group includes companies whose executive officers possess skills and expertise similar to the skills and expertise that the Company seeks in its executive officers. The selected peer group for compensation analysis may vary from year to year based upon market conditions and changes in the Company's business. The annual compensation review provides an ongoing comparison of the Company's executive compensation with the compensation programs of other similar companies.

  The Compensation Committee determines the compensation of the five most highly compensated executive officers, which is detailed in this Proxy Statement, and sets policies for and reviews the compensation awarded to the other executive officers and officers of the Company. This is designed to ensure consistency throughout the executive compensation programs. In reviewing the individual performance of the executives whose compensation is detailed in this Proxy Statement (other than Michael C. Ruettgers) the Compensation Committee takes into account the views of Mr. Ruettgers, the Company's Chief Executive Officer.

  The key elements of the Company's executive compensation usually consist of base salary, executive bonus and stock options. The Compensation Committee's policies with respect to each of the elements, including the base salary for the compensation awarded to Mr. Ruettgers, are discussed below. In addition, while the elements of compensation described are considered separately, the Compensation Committee takes into account the complete compensation package provided by the Company to the individual.

BASE SALARIES

  Base salaries for executive officers and officers are determined by evaluating the responsibilities of the position held and the experience of the individual, and by reference to the competitive marketplace for pertinent executive talent, including a comparison to base salaries for comparable positions at other companies. The base salaries of the Company's executive officers, generally, and the Chief Executive Officer, in particular, are low in comparison to base salaries for comparable positions at other companies. This is due to the fact that the Company's executive compensation program is weighted heavily towards bonuses and other incentives.

  Annual salary adjustments are determined by evaluating the financial performance of the Company and of each executive officer and officer. The Compensation Committee, where appropriate, also considers non-financial performance measures. For 1995, the non-financial performance factors used were increase in market share, manufacturing efficiency gains, improvements in product quality and improvements in relations with customers, suppliers and employees.

  With respect to the base salary granted to Mr. Ruettgers in 1995, the Compensation Committee took into account base salaries of chief executive officers of peer companies, the Company's success in meeting its return on equity goals in 1994, the performance of the Common Stock and the assessment by the Compensation Committee of Mr. Ruettgers' individual performance. The Compensation Committee also took into account the longevity of Mr. Ruettgers' service to the Company and its belief that Mr. Ruettgers is an excellent representative of the Company to the public by virtue of his stature in the industry. On these bases, the Compensation Committee believes that the increase in Mr. Ruettgers' 1995 base salary from that of 1994 is well justified.

EXECUTIVE BONUSES

  The Company's executive officers and officers are eligible for an annual cash bonus. Individual and corporate performance objectives are established at the beginning of each year by the Compensation Committee. Eligible executives are assigned target bonus levels. The corporate performance measure for bonus payments for 1995 was based on a fractional percentage of the Company's pre-tax profits, based on each executive's job level and responsibilities. As in the case of base salary, the Compensation Committee also considers individual non-financial performance measures and, where appropriate, unit performance measures, in determining bonuses.

  In awarding these bonuses, the Compensation Committee also considered on a subjective basis the performance of the Common Stock and the role of Mr. Ruettgers and the other executive officers and officers in promoting the long-term strategic growth of the Company and, in particular, the Company's growth in market share.

STOCK OPTIONS

  Under the 1985 Plan and the 1993 Plan, stock options may be granted to the Company's executive officers and officers and other key employees. The Compensation Committee sets guidelines for the size of stock option awards based on similar factors, including competitive compensation data, as are used to determine base salaries and annual bonus amounts. In the event of poor corporate performance, the Compensation Committee can elect not to award options.

  Stock options are designed to align the interests of executive officers, officers and key employees with those of the stockholders. Generally, stock options are granted with an exercise price equal to the market price of the Common Stock on the date of grant and vest in equal increments over five years. This approach is designed to act as an incentive for the creation of stockholder value over the long term since the full benefit of the compensation package cannot be realized unless stock price appreciation occurs over a number of years.

  On occasion (but not during 1995), some discounted stock option grants have been made to employees of the Company, including Mr. Ruettgers. The reasons for these discounted grants are that the Compensation Committee wanted to reward the individuals for their past performance and to grant further incentives to these individuals for expected future performance.

  The Compensation Committee may make additional discounted stock option grants to employees of the Company who have performed in an extraordinary manner and such actions have had a direct tangible effect on the Company and its results of operations. It is for these reasons that these types of stock option grants will not be made routinely.

  The Compensation Committee has a set of guidelines that is generally used to determine the size of stock option awards. These guidelines take into account the duties and responsibilities of the individual, years of service to the Company, the number of outstanding options and the size of the option award. These guidelines were used by the Compensation Committee in making the stock option grants to Mr. Ruettgers and all other key employees of the Company.

  If necessary, the Compensation Committee retains the discretion to keep individual items of compensation constant in the future to provide that total compensation fairly reflects overall corporate performance and individual achievement. The Compensation Committee believes that the equity interests held by Mr. Ruettgers and the other executive officers and officers align the interests of stockholders and management.

POLICY ON DEDUCTIBILITY OF COMPENSATION

  Section 162(m) of the Internal Revenue Code (the "Code") limits the tax deductibility by a company of compensation in excess of $1 million paid to any of its five most highly compensated executive officers. However, performance-based compensation that has been approved by stockholders is excluded from the $1 million limit if, among other requirements, the compensation is payable only upon attainment of pre-established, objective performance goals and the board committee that establishes such goals consists solely of "outside directors" (as defined for purposes of Section 162(m)).

  While the tax impact of any compensation arrangement is one factor to be considered, such impact is evaluated in light of the Compensation Committee's overall compensation philosophy. The Compensation Committee intends to establish executive officer compensation programs which will maximize the Company's deduction if the Compensation Committee determines that such actions are consistent with its philosophy and in the best interests of the Company and its stockholders. However, from time to time the Compensation Committee may award compensation which is not fully deductible if the Compensation Committee determines that such award is consistent with its philosophy and in the best interests of the Company and its stockholders.

CONCLUSION

  Through the programs described above, a very significant portion of the Company's executive compensation is linked directly to individual and corporate performance and stock price appreciation. In 1995, as in previous years, the majority of the Company's executive compensation consisted of compensation with performance-based variable elements. The Compensation Committee intends to continue the policy of linking executive compensation to corporate performance and returns to stockholders.

                                          EXECUTIVE COMPENSATION AND
                                          STOCK OPTION COMMITTEE

                                          Michael J. Cronin, Chairman
                                          John F. Cunningham
                                          Richard J. Egan

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  The Compensation Committee members are Michael J. Cronin, Chairman, John F. Cunningham and Richard J. Egan. Richard J. Egan, Chairman of the Board of the Company, is also a member of the Board of Directors of Cognition Corporation, of which Michael J. Cronin is Chief Executive Officer.

                         STOCK PRICE PERFORMANCE GRAPH

               COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*
                        AMONG EMC CORPORATION, S&P 500
        INDEX AND PEER GROUP SIC CODE 3572 (COMPUTER STORAGE DEVICES)**

                             [GRAPH APPEARS HERE]

                    1990      1991      1992      1993      1994      1995
                    ----      ----      ----      ----      ----      ----
EMC                $100.00   $143.07   $438.22  $1,217.80 $1,621.43 $1,134.77
COMPUTER STORAGE
 DEVICES            100.00    130.29    188.77     244.77    246.24    371.49
S&P 500             100.00    130.48    140.46     154.62    156.66    215.54


                   * $100 invested on 12/29/90 in Company stock,
                     index or peer group including reinvestment of dividends, if any.

                  ** 21 companies comprise the peer group. The
                     Company will provide a list of the peer group companies to stockholders upon request.

                  Note: The stock price performance shown on the graph above is not necessarily indicative of future price performance.

                             CERTAIN TRANSACTIONS

  Periodically during 1995, the Company rented the private airplane of Richard
J. Egan for use for EMC business trips and sales activities, for which payments aggregated approximately $190,000. Richard J. Egan is Chairman of the Board of Directors of the Company.

  In 1995, the Company retained the Thomas A. Fitzgerald Company to provide various forms of corporate insurance and paid premiums of approximately $764,000. Thomas A. Fitzgerald is the brother of W. Paul Fitzgerald, a Director of the Company and of Maureen E. Egan, a Director of the Company and the brother-in-law of Richard J. Egan, Chairman of the Board of Directors of the Company.

  In 1995, the Company purchased approximately $345,000 of electronic components from Interface Electronics Corporation. Joseph F. Oliveri, a Director of EMC, is the President and Chief Executive Officer of Interface Electronics Corporation.

  The Company believes that the terms of the arrangements described above were fair and not less favorable to the Company than could have been obtained from unaffiliated parties.

                                  PROPOSAL 2

   APPROVAL OF AMENDMENT TO THE COMPANY'S 1989 EMPLOYEE STOCK PURCHASE PLAN

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 2.

  On May 10, 1989, the Company's stockholders adopted the EMC Corporation 1989 Employee Stock Purchase Plan (the "1989 Plan") and 900,000 shares of Common Stock were reserved for purchase thereunder. On May 8, 1991 and May 12, 1993, the 1989 Plan was amended to include an additional 1,800,000 and 1,200,000 shares of Common Stock, respectively. Currently, the total number of shares of Common Stock that are authorized to be purchased under the 1989 Plan is 3,900,000. As of February 29, 1996, 727,566 of these shares remained available for future purchases under the 1989 Plan.

  On March 6, 1996, the Board of Directors approved an amendment to the 1989 Plan to increase the number of shares available under the 1989 Plan from 3,900,000 shares to 4,900,000 shares. Stockholder approval of this amendment is required by the terms of the 1989 Plan and for the 1989 Plan to remain qualified under the Code. Additional shares are needed for use in the 1989 Plan because the currently authorized amount of 3,900,000 shares is close to being depleted. The Company's current forecast of employee participation in the 1989 Plan indicates that there are enough shares for approximately two or three more six-month offerings. The additional 1,000,000 shares should allow the 1989 Plan to continue to make offerings through several more six-month offering periods. This amendment to the 1989 Plan will not take effect unless it is approved by the affirmative votes of the holders of a majority of the securities present, or represented, and entitled to vote at the Annual Meeting. If this amendment to the 1989 Plan is not approved by the stockholders, the Board of Directors will suspend employee participation in the 1989 Plan once the currently available number of shares is purchased.

  As of February 29, 1996 there were approximately 3,500 employees of the Company and its subsidiaries eligible to participate in the 1989 Plan and approximately 1,600 employees participating in the 1989 Plan. The Company cannot now determine the number of shares to be received by all current executive officers as a group and all employees, including all current officers, who are not executive officers, as a group, in the event they participate in the 1989 Plan. Members of the Board of Directors of the Company who are not employed as regular salaried officers or employees of the Company may not participate in the 1989 Plan. Since inception of the 1989 Plan, there have been thirteen completed six-month offerings. The closing price of a share of Common Stock on the New York Stock Exchange on March 29, 1996 was $21.75. The proceeds received by the Company from the sale of Common Stock pursuant to the 1989 Plan will be used for the general corporate purposes of the Company.

SUMMARY OF THE 1989 PLAN

  If the March 6, 1996 amendment adding 1,000,000 shares is approved, a total of not more than 4,900,000 shares of Common Stock may be issued under the 1989 Plan. Such shares may be issued from the Company's authorized but unissued stock or may be shares of reacquired stock. The 1989 Plan provides for the Company to grant six-month options to participating employees to purchase shares. Each employee of the Company or a subsidiary of the Company having at least six months of continuous service on the date of grant of an option is eligible to participate in the 1989 Plan. However, any employee who immediately after the grant of an option would be deemed under the provisions of the Code to own 5% or more of the Common Stock will not be eligible to receive such an option. In addition, no employee will be granted an option under the 1989 Plan which would permit his or her right to purchase shares to accrue at a rate which exceeds $25,000 in fair market value of Common Stock (determined at the time the option is granted) for any calendar year.

  Options are granted twice yearly, on January 1 and July 1, and are exercisable on the succeeding June 30 or December 31. Options are exercisable through accumulations of payroll deductions. The amount of the deductions are determined by the employee, but may not be less than 2% nor more than 10% of the employee's compensation (up to a maximum of $2,500 in each option period). The number of shares acquired in a particular option period is determined by dividing the balance in the employee's withholding account on the last day of the period by the purchase price per share for the Common Stock determined under the 1989 Plan. Cash is paid in lieu of fractional shares. The purchase price for shares is the lower of 85% of the fair market value of the Common Stock at the time of grant or 85% of said value at the time of exercise.

  The number of shares each employee is entitled to purchase is subject to proportionate reduction in the event the number of shares then available under the 1989 Plan is otherwise insufficient.

  An employee may at any time prior to exercise cancel his or her option, and upon such cancellation, all accumulated payroll deductions in the employee's withholding account shall be returned to him or her without interest. During an employee's lifetime, his or her rights in an option will be exercisable only by him or her and may not be sold, pledged, assigned, or otherwise transferred. The employee may elect to have the amount credited to his or her withholding account at the time of his or her death applied to the exercise of his or her option for the benefit of named beneficiaries. Nothing in the 1989 Plan is to be construed so as to give an employee the right to be retained in the service of the Company.

  In the event there is a change in the Common Stock due to a stock dividend, stock split, combination of shares, recapitalization, merger or other capital change, the aggregate number of shares available under the 1989 Plan and under any outstanding options, the option price and other relevant provisions of the 1989 Plan will be appropriately adjusted. The Company will have the right to amend the 1989 Plan at any time, but cannot make an amendment (other than as stated above) relating to the aggregate number of shares available under the 1989 Plan or the option price without the approval of the stockholders. The Company may suspend or terminate the

1989 Plan at any time, but such termination will not affect the rights of employees holding options at the time of termination.

  The Compensation Committee administers the 1989 Plan, makes determinations regarding all questions arising thereunder, and adopts, administers, and interprets such rules and regulations relating to the 1989 Plan as it deems necessary or advisable.

FEDERAL INCOME TAX CONSEQUENCES

  The Company is advised that, under the Federal income tax laws now in effect, neither the grant of an option under the 1989 Plan nor the acquisition of shares upon exercise of such an option will result in taxable income to the employee or a deduction for the Company.

  The Federal income tax treatment of the employee's subsequent disposition of shares acquired under a 1989 Plan option ("Plan Shares") will vary depending upon the timing of the disposition. (For these purposes, a "disposition" includes any transfer of shares other than certain transfers at death, certain tax-free exchanges, or a mere pledge or hypothecation). If the employee disposes of Plan Shares within two years after the corresponding option was granted, or within one year after the Plan Shares were purchased, the employee will recognize ordinary income on the date of disposition--and the Company will receive a corresponding deduction--equal to the difference between the price that the employee paid for the Plan Shares and the fair market value of the Plan Shares on the date they were purchased. If, on the other hand, the employee disposes of Plan Shares after both of the periods specified above, or if the employee dies while owning the Plan Shares, then he or she will recognize ordinary income (on the date of disposition or death) only to the extent of the lesser of (i) 15% of the value of the Plan Shares at the time the option was granted; and (ii) the excess of the fair market value of the Plan Shares at the time of death or disposition over the amount paid for them. In this case, the Company will receive no corresponding deduction.

  Any ordinary income recognized under the foregoing rules with respect to Plan Shares will be added to the employee's cost basis in the shares for purposes of determining capital gain or capital loss upon a sale or exchange of the Plan Shares by the employee. Thus, the employee will recognize capital gain upon a sale or exchange only to the extent that the amount received for the Plan Shares exceeds the amount paid for them plus any amount of ordinary income recognized under the foregoing rules. If the amount received is less than the cost of the Plan Shares plus any recognized ordinary income, the employee will recognize a capital loss. Special basis rules apply, however, when an employee's Plan Shares are transferred by gift or at death.

  The foregoing summary is not a complete description of the Federal income tax aspects of the 1989 Plan. Moreover, the foregoing summary relates only to Federal income taxes; there may also be Federal estate and gift tax consequences associated with the 1989 Plan, as well as foreign, state and local tax consequences.

                                  PROPOSAL 3

  APPROVAL OF AMENDMENTS TO THE COMPANY'S 1992 STOCK OPTION PLAN FOR DIRECTORS

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 3.

  On May 13, 1992, the Company's stockholders adopted and approved the Directors Plan and 1,800,000 shares of Common Stock were reserved for issuance thereunder to directors of the Company. As of February 29,

1996, 1,320,000 shares remained available for future option grants under this plan. Such shares may be issued from the Company's authorized but unissued stock or may be shares of reacquired stock.

  Under the Directors Plan as initially adopted, each Eligible Director (as defined below), including directors elected by the Board of Directors to fill Board vacancies, is awarded an option to purchase up to 40,000 shares of Common Stock on the date he or she first becomes an Eligible Director, subject to the conditions of the Directors Plan (a "formula option").

  On October 20, 1995, the Board of Directors approved an amendment to the Directors Plan to provide for a vesting schedule for newly granted formula options of three years instead of five years so as to conform to a director's period of election to the Board of Directors. On January 24, 1996, the Board of Directors approved certain amendments to the Directors Plan to provide for the granting of discretionary, non-formula based options to Eligible Directors in addition to formula options. Such non-formula based options may be on terms as determined by the Compensation Committee not inconsistent with the Directors Plan. Stockholder approval of these amendments is required by the terms of the Directors Plan. These amendments to the Directors Plan will help the Company attract and retain highly qualified individuals to serve as directors of the Company. These amendments to the Directors Plan will not take effect unless they are approved by the affirmative votes of the holders of a majority of the securities present, or represented, and entitled to vote at the Annual Meeting. If these amendments to the Directors Plan are not approved by the stockholders, the vesting schedule for formula options will remain at five years and no discretionary, non-formula based grants of options will be made under the Directors Plan.

  The closing price of a share of Common Stock on the New York Stock Exchange on March 29, 1996 was $21.75. The proceeds received by the Company from the sale of Common Stock pursuant to the Directors Plan will be used for the general corporate purposes of the Company.

SUMMARY OF THE DIRECTORS PLAN

  A copy of the Directors Plan, as proposed to be amended, is attached as Exhibit A to this Proxy Statement. The proposed amendments to the plan are underscored. The following summary of the Directors Plan is qualified in its entirety by the provisions of the Directors Plan.

  An Eligible Director is any director who (1) is not an employee of the Company; and/or (2) is not a five percent stockholder of the Company or a person in control of such stockholder. Of the incumbent directors standing for election at the Annual Meeting, all of them would be Eligible Directors.

  The Directors Plan is administered by the Compensation Committee.

  The exercise price for each option granted under the Directors Plan will be at a price per share determined by the Compensation Committee at the time the option is granted, which price shall not be less than 50% of the fair market value per share of Common Stock on the date of grant. The Directors Plan initially provided that formula options would be exercisable in increments of 20% for the shares covered thereby on each of the first through fifth anniversaries of the grant. On October 20, 1995, the Compensation Committee amended the vesting schedule for newly granted formula options to a period of three years instead of five years so as to conform to a director's period of election to the Board of Directors. Subject to stockholder approval, formula options granted subsequent to such amendment will be exercisable in increments of 33 1/3% for the shares covered thereby on each of the first through third anniversaries of the grant. Non-formula based options will be exercisable at such time or times as the Compensation Committee shall determine.

  All options expire ten years after the date of grant. Under the Directors Plan, previously unexercised options terminate and are forfeited automatically upon the termination of the director's service with the Company, unless the Compensation Committee or the Board of Directors specifies otherwise. However, if a director dies at a time when he or she is entitled to exercise an option, then the portion formerly exercisable by the director may be exercised by the director's executor or administrator, or by the person to whom the option is transferred under the applicable laws of descent or distribution, within three years of the death of the director. Shares which are not delivered because of termination of options may be reused for other options.

  In the event of a stock dividend, stock split or other change in corporate structure or capitalization affecting the Common Stock, the number and kind of shares of stock or securities of the Company to be subject to the Directors Plan and to options then outstanding or to be granted thereunder, and the option price will be appropriately adjusted by the Compensation Committee, whose determination will be binding on all persons. In the event of a dissolution, liquidation, consolidation or merger in which the Company is not the surviving corporation, or which results in the acquisition of substantially all of the Company's stock by a single person or entity or by a group of persons and entities acting in concert, all outstanding options will thereupon terminate, provided that at least twenty days prior to the effective date of any such dissolution, liquidation, consolidation or merger, the Compensation Committee may make all outstanding options immediately exercisable or arrange to have the surviving corporation grant replacement options for the option holders.

FEDERAL INCOME TAX CONSEQUENCES

  All options granted under the Directors Plan will be nonstatutory options for Federal tax purposes. No income results upon the grant of a nonstatutory option. When an option holder exercises a nonstatutory option he or she will realize ordinary income. Generally such income will be realized at the time of exercise and in an amount equal to the excess, measured at the time of exercise, of the then fair market value of the Common Stock over the option price. The Company will generally be entitled to a deduction for Federal income tax purposes equal to the amount of ordinary income realized by the option holder, subject to certain reporting requirements.

  The foregoing summary is not a complete description of Federal income tax aspects of the Directors Plan. Moreover, the foregoing summary relates only to Federal income taxes; there may also be Federal estate and gift tax consequences associated with the Directors Plan, as well as foreign, state and local tax consequences.

                             STOCKHOLDER PROPOSALS

  To be eligible for inclusion in the Company's Proxy Statement, stockholder proposals intended to be presented at the 1997 Annual Meeting of Stockholders must be received at EMC's principal executive offices no later than December 6, 1996.

                        INDEPENDENT PUBLIC ACCOUNTANTS

  The Board of Directors have appointed Coopers & Lybrand L.L.P., who have served as the Company's auditors since 1984, to examine the financial statements of the Company for fiscal year 1996. The Company expects that representatives of Coopers & Lybrand L.L.P. will be present at the Annual Meeting, and will be given the opportunity to make a statement if they desire to do so and to respond to appropriate questions.

                     COMPLIANCE WITH SECTION 16(A) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

  Section 16(a) of the Exchange Act requires the Company's executive officers and directors, and persons who own more than 10% of the Company's Common Stock, to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC") and the New York Stock Exchange. Executive officers, directors and greater than ten percent stockholders are required by SEC regulations to furnish the Company with all copies of Section 16(a) forms they file.

  Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Forms 5 were required for those persons, the Company believes that during the fiscal year ended December 30, 1995, all filing requirements were complied with in a timely fashion except for the following: Richard B. Plummer, a former executive officer of the Company, made one late filing, reporting three transactions.

                               BY-LAW AMENDMENT

  On July 21, 1995, the Board of Directors of the Company voted to amend the By-laws to provide that special meetings of stockholders may be called only by the Board of Directors, the Chairman of the Board or upon the written application of stockholders who hold 85% in interest of the Common Stock of the Company entitled to be voted at the proposed meeting.

                                                                      EXHIBIT A

                                EMC CORPORATION

             1992 EMC CORPORATION STOCK OPTION PLAN FOR DIRECTORS,
                          AS AMENDED JANUARY 24, 1996

1. PURPOSE

  The purpose of this 1992 Stock Option Plan for Directors (the "Plan") is to advance the interests of EMC Corporation (the "Company") by enhancing the ability of the Company to attract and retain directors who are in a position to make significant contributions to the success of the Company and to reward directors for such contributions through ownership of shares of the Company's Common Stock (the "Stock").

2. ADMINISTRATION

  The Plan shall be administered by the Executive Compensation and Stock Option Committee (the "Committee") of the Board of Directors (the "Board") of the Company. The Committee shall have authority, not inconsistent with the express provisions of the Plan (a) to grant options in accordance with the Plan to such directors as are eligible to receive options; (b) to prescribe the form or forms of instruments evidencing options and any other instruments required under the Plan and to change such forms from time to time; (c) to adopt, amend and rescind rules and regulations for the administration of the Plan; and (d) to interpret the Plan and decide any questions and settle all controversies and disputes that may arise in connection with the Plan. Such determinations of the Committee shall be conclusive and shall bind all parties. Subject to Section 7, the Committee shall also have the authority, both generally and in particular instances, to waive compliance by a director with any obligation to be performed by him or her under an option and to waive any condition or provision of an option.

3. EFFECTIVE DATE AND TERM OF PLAN

  The Plan shall become effective on the date on which the Plan is approved by the stockholders of the Company. No option shall be granted under the Plan after the completion of ten years from the date on which the Plan was adopted by the Board, but options granted may extend beyond that date.

4. SHARES SUBJECT TO THE PLAN

  (a) Number of Shares. Subject to adjustment as provided in Section 4(c), the aggregate number of shares of Stock that may be delivered upon the exercise of options granted under the Plan shall be 1,800,000. If any option granted under the Plan terminates without having been exercised in full, the number of shares of Stock as to which such option was not exercised shall be available for future grants within the limits set forth in this Section 4(a).

  (b) Shares to be Delivered. Shares delivered under the Plan shall be authorized but unissued Stock or, if the Board so decides in its sole discretion, previously issued Stock acquired by the Company and held in treasury. No fractional shares of Stock shall be delivered under the Plan.

  (c) Changes in Stock. In the event of a stock dividend, stock split or other change in corporate structure or capitalization affecting the Stock, the number and kind of shares of stock or securities of the Company to be subject to options then outstanding or to be granted under the Plan, and the option price, and other relevant provisions shall be appropriately adjusted by the Committee, whose determination shall be binding on all persons.

5. ELIGIBILITY FOR OPTIONS

  Directors eligible to receive options under the Plan ("Eligible Directors") shall be those directors who (i) are not employees of the Company; and (ii) are not holders of more than 5% of the outstanding shares of the Stock or persons in control of such holders.

6. TERMS AND CONDITIONS OF OPTIONS

  (a) Formula Options. Eligible Directors who are directors on the date of
      -------
stockholder approval of the Plan shall be awarded options to purchase up to 40,000 shares of Stock. Following stockholder approval of the plan, each newly elected Eligible Director shall be awarded options to purchase up to 40,000 shares of Stock on the date of his or her first election.

  (b) Discretionary Options. In addition to the formula options provided for
      ----------------------------------------------------------------------
above, the Committee may award options to purchase shares of Stock to Eligible
- ------------------------------------------------------------------------------
Directors on such terms as it may determine not inconsistent with this Plan.
- ----------------------------------------------------------------------------

  (c) Exercise Price. The exercise price of each option shall be not less than 50% of the fair market value per share of the Stock at the time of the grant. For this purpose "fair market value" shall mean the last sales price of the Stock as reported on the New York Stock Exchange on the date of the grant (based on The Wall Street Journal report of composite transactions) or, if the Stock is no longer listed on such Exchange, it shall have the same meaning as it does in the provisions of the Internal Revenue Code of 1986 (the "Code") and the regulations thereunder applicable to incentive options.

  (d) Duration of Options. The latest date on which an option may be exercised (the "Final Exercise Date") shall be the date which is ten years from the date the option was granted.

  (e) Exercise of Options.

  (1) Each formula option shall become exercisable in increments of 33 1/3% of
           -------                                                  -------
the shares covered thereby on each of the first through third anniversaries of
                                                        -----
the grant. Each discretionary option shall become exercisable at such time or
           ------------------------------------------------------------------
times as the Committee shall determine.
- --------------------------------------

  (2) Any exercise of an option shall be in writing, signed by the proper person and delivered or mailed to the Company, accompanied by (a) an option exercise notice and any other documents required by the Committee; and (b) payment in full for the number of shares for which the option is exercised.

  (3) If any option is exercised by the executor or administrator of a deceased director, or by the person or persons to whom the option has been transferred by the director's will or the applicable laws of descent and distribution, the Company shall be under no obligation to deliver Stock pursuant to such exercise until the Company is satisfied as to the authority of the person or persons exercising the option.

  (4) The Company shall have the right to settle any option, and to terminate the rights of the holder thereof, by paying to the option holder the difference between the fair market value of the Stock at the time of settlement and the purchase price.

  (f) Payment for and Delivery of Stock. Stock purchased under the Plan shall be paid for as follows: (i) in cash or by certified check, bank draft or money order payable to the order of the Company; (ii) through the delivery of shares of Stock having a fair market value on the last business day preceding the date of exercise equal to the purchase price; or (iii) by a combination of cash and Stock as provided in clauses (i) and (ii) above.

  An option holder shall not have the rights of a stockholder with regard to awards under the Plan except as to Stock actually received by him or her under the Plan.

  The Company shall not be obligated to deliver any shares of Stock (a) until, in the opinion of the Company's counsel, all applicable Federal and state laws and regulations have been complied with; and (b) if the outstanding Stock is at the time listed on any stock exchange, until the shares to be delivered have been listed or authorized to be listed on such exchange upon official notice of issuance; and (c) until all other legal matters in connection with the issuance and delivery of such shares have been approved by the Company's counsel. If the sale of Stock has not been registered under the Securities Act of 1933, as amended, the Company may require, as a condition to exercise of the option, such representations or agreements as counsel for the Company may consider appropriate to avoid violation of such Act and may require that the certificates evidencing such Stock bear an appropriate legend restricting transfer.

  (g) Nontransferability of Options. So long as nontransferability is required to cause the award of an option to be exempt under Rule 16b-3 under the Securities Exchange Act of 1934, as amended, no option may be transferred other than by will or by the laws of descent and distribution, and during a director's lifetime an option may be exercised only by him or her.

  (h) Death. If a director dies at the time he or she is entitled to exercise an option, then the portion formerly exercisable by the director may be exercised by the director's executor or administrator, or by the person to whom the option is transferred under the applicable laws of descent and distribution, within three years of the death of the director, subject to earlier termination of an option pursuant to Section 6(c).

  (i) Other Termination of Status of Director. All previously unexercised options terminate and are forfeited automatically upon the termination of the director's service with the Company, unless the Committee or the Board of Directors specifies otherwise.

  (j) Mergers, etc. In the event of a dissolution, liquidation, consolidation or merger in which the Company is not the surviving corporation, or which results in the acquisition of substantially all of the Company's stock by a single person or entity or by a group of persons and entities acting in concert all outstanding options will thereupon terminate, provided at least twenty days prior to the effective date of any such dissolution, liquidation, consolidation or merger, the Committee may either (i) make all outstanding options immediately exercisable or (ii) arrange to have the surviving corporation grant replacement options for the option holders.

7. EFFECT, DISCONTINUANCE, CANCELLATION, AMENDMENT AND TERMINATION

  Neither adoption of the Plan nor the grant of options to a director shall affect the Company's right to grant to such director or any director options that are not subject to the Plan, to issue to such directors Stock as a bonus or otherwise, or to adopt other plans or arrangements under which Stock may be issued to directors.

  The Committee may at any time discontinue granting options under the Plan. The Committee may at any time, or times, amend the Plan for the purpose of satisfying any changes in applicable laws or regulations or for any other purpose which may at the time be permitted by law, or may at any time terminate the Plan as to any further grants of options, provided that (except to the extent expressly required or permitted herein above) no such amendment shall, without the approval of the stockholders of the Company, (a) increase the maximum number of shares available under the Plan; (b) increase the number of options to be granted to Eligible Directors; (c) amend the definition of Eligible Directors so as to enlarge the group of directors eligible to receive options under the Plan; (d) reduce the price at which options may be granted other than as permitted in the Plan; or (e) amend the provisions of this Section 7.

PROXY                                                                      PROXY

                                EMC CORPORATION

                  ANNUAL MEETING OF STOCKHOLDERS, MAY 8, 1996
               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned hereby appoints Colin G. Patteson and Paul T. Dacier, and each of them, proxies with full power of substitution to each, to represent and to vote at the Annual Meeting of Stockholders of EMC Corporation, to be held May 8, 1996, at 10:00 a.m., local time at 5-9 Technology Drive, Milford, Massachusetts, and at any adjournments thereof, all the shares of Common Stock, $.01 par value per share, of EMC Corporation that the undersigned would be entitled to vote if personally present. The undersigned instructs such proxies or their substitutes to act on the following matters as specified by the undersigned, and to vote in such manner as they may determine on any other matters that may properly come before the meeting.


PLEASE VOTE AND SIGN ON OTHER SIDE AND RETURN PROMPTLY IN ENCLOSED ENVELOPE.



Please sign this proxy exactly as your name appears on the books of the Company. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or her title.

HAS YOUR ADDRESS CHANGED?

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

                                                                                                 For     Against    Abstain
[_]  PLEASE MARK VOTES                                          2. To approve the addition of    [_]      [_]        [_]
     AS IN THIS EXAMPLE                                            1,000,000 shares of Common
                                           With  For All           Stock, $.01 par value, to the
                                     For   hold  Except            1989 Employee Stock Purchase Plan.

1.   Election of Directors:          [_]   [_]   [_]            THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR"
                                                                PROPOSAL 2.
     Electing three directors to serve
     a three-year term as Class III Directors
     and for all nominees.                                      3. To approve certain amendments to the
                                                                   1992 Stock Option Plan for Directors
               Michael J. Cronin                                   as described in the Company's Proxy
               Maureen E. Egan                                     Statement.
               W. Paul Fitzgerald                                                              For     Against    Abstain
                                                                                                 [_]      [_]        [_]
THE BOARD OF DIRECTORS RECOMMENDS A
VOTE "FOR" PROPOSAL 1.                                          THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR"
                                                                PROPOSAL 3.
If you do not wish your shares voted "For" a
particular nominee, mark the "For All Except"
box and strike a line through the nominee(s) name.              THIS PROXY, WHEN PROPERLY EXECUTED WILL BE VOTED
Your shares will be voted for the remaining nominee(s).         AS SPECIFIED.   IF NO CHOICE IS SPECIFIED, THEN
                                                                THIS PROXY WILL BE VOTED IN FAVOR OF ELECTING THE
RECORD DATE SHARES:                                             THREE NOMINEES NOTED HEREON TO THE BOARD OF
                                                                DIRECTORS TO SERVE FOR A THREE-YEAR TERM AS CLASS
                                                                III DIRECTORS, APPROVING THE ADDITION OF SHARES TO
Please be sure to sign and date this Proxy.  Date:              EMC CORPORATION'S 1989 EMPLOYEE STOCK PURCHASE
                                                                PLAN AND APPROVING CERTAIN AMENDMENTS TO EMC
                                                                CORPORATION'S 1992 STOCK OPTION PLAN FOR
__________________________________________________________      DIRECTORS.  A VOTE FOR THE ELECTION OF DIRECTORS
  Stockholder sign here                Co-owner sign here       INCLUDES DISCRETIONARY AUTHORITY TO VOTE FOR A
                                                                SUBSTITUTE IF ANY NOMINEE IS UNABLE TO SERVE OR
                                                                FOR GOOD CAUSE WILL NOT SERVE.  IN THEIR
                                                                DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE
                                                                UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME
                                                                BEFORE THE MEETING.


                                                                Mark box at right if a change of          [_]
                                                                address has been noted on the reverse
                                                                side of this card.